UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

Angi Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street, Suite 700 Denver, CO	80205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Accounting Officer

On October 14, 2024, Christopher W. Bohnert, Senior Vice President, Chief Accounting Officer and Controller of Angi Inc. (the “Company” or “Angi”), informed the Company that he will resign from his role, effective November 1, 2024 (the “Effective Date”). Mr. Bohnert’s resignation is not the result of any disagreement relating to the Company’s accounting or financial policies or procedures. Mr. Bohnert has agreed to remain with the Company for a to be determined period to assist with the transition of the role to his successor.

Appointment of Principal Accounting Officer

On October 14, 2024, Julie Gosal Hoarau, age 41, was appointed as Chief Accounting Officer of the Company, effective on the Effective Date. Prior to joining the Company, Ms. Gosal Hoarau worked at MongoDB, Inc. (NASDAQ: MDB), a developer data platform company, from May 2019 to October 2024, where she most recently served as Vice President of Accounting Operations. During her tenure, Ms. Gosal Hoarau oversaw various functions, including SEC reporting and technical accounting, corporate accounting, finance transformation, tax, treasury, sales compensation and payroll. Prior to joining MongoDB, Ms. Gosal Hoarau served: (i) from April 2018 to May 2019, as Vice President and then Senior Vice President, Finance of Aaptiv, a digital fitness application, (ii) from September 2017 to December 2017, as Senior Vice President, Finance of Evolving Systems, a provider of digital engagement solutions and services that was then publicly traded (NASDAQ: EVOL), and (iii) from October 2012 to August 2017, as Director of Finance and Special Projects and Product Owner, E-Commerce and Subscriptions, for Shutterstock (NYSE: SSTK), a leading online content marketplace. Prior to these roles, from April 2010 to October 2012, she served as Vice President, Finance and Chief Financial Officer of Scanbuy, Inc., a venture capital-backed developer of cloud-based mobile engagement solutions through QR codes. Earlier in her career, she held various financial accounting and business consulting positions at KVB Partners, an accounting and tax services firm. Ms. Gosal Hoarau holds both a Bachelor’s degree in Business Administration (DUT GEA and D.E.S.C.F) and a Master of Science degree in Accounting (D.E.S.S.) from the University of Bordeaux and is a Certified Public Accountant.

In connection with her appointment, as of the Effective Date, Ms. Gosal Hoarau shall receive a grant of Angi restricted stock units with a dollar value of $750,000 pursuant to the Company’s Amended and Restated 2017 Stock and Annual Incentive Plan (the “2017 Plan”), which award shall be scheduled to vest in three equal annual installments, on the first, second and third anniversaries of the Effective Date, subject to continued service.

Appointment of Chief Operating Officer and Related Compensatory Arrangements

On October 15, 2024, Bailey Carson, age 40, was appointed Chief Operating Officer of the Company, effective immediately (the “Carson Effective Date”). In this role, Ms. Carson will oversee the Company’s sales, customer care and operations functions. Prior to this appointment, Ms. Carson served as Chief Customer Experience Officer of the Company since January 2024 and in the following general management roles at the Company and its businesses: (i) from November 2022 to December 2023, as General Manager of the Company’s Services business, (ii) from April 2021 to November 2022, as General Manager of the Company’s Book Now product offering, (iii) from May 2020 to April 2021, as a Category Manager of the Company’s Everyday Services category, and (iv) from August 2018 to May 2020, as Senior Vice President, Growth of Handy Technologies Inc. (acquired by the Company in October 2018). Prior to joining the Company, she served: (i) from October 2016 to August 2018, as Chief Operating Officer of Willing Beauty Company, a clean skincare brand (“Willing”), (ii) from July 2014 to October 2016, as Chief Operating Officer and Chief Financial Officer of willa, a clean skincare brand for teens (acquired by Willing’s parent company in September 2016), and (iii) from May 2013 to July 2014, as Product Manager of Compass, as residential real estate brokerage firm. Earlier in her career, Ms. Carson served as a private equity associate at Irving Place Capital and as an investment banking analyst at Lehman Brothers. Ms. Carson holds a Bachelors of Science in Business Administration and Accounting from Washington and Lee University and a Master of Business Administration from Harvard Business School. In connection with Ms. Carson’s appointment, on the Carson Effective Date, the Company and Ms. Carson entered into an employment agreement (the “Carson Employment Agreement”).

Term. The Carson Employment Agreement has a scheduled term of one (1) year from the Carson Effective Date and provides for automatic renewals for successive one (1) year terms absent written notice from the Company or Ms. Carson ninety (90) days prior to the expiration of the then current term.

Compensation. The Carson Employment Agreement provides that during the term, Ms. Carson will be eligible to receive an annual base salary (currently $450,000), discretionary annual cash bonuses (with a target of $350,000), equity awards and such other employee benefits as may be reasonably determined by the Compensation and Human Capital Committee of the Company’s Board of Directors (the “Committee”). In addition, as of the Carson Effective Date, Ms. Carson shall receive a grant of 400,000 Angi restricted stock units pursuant to the 2017 Plan, which award shall be scheduled to vest in four equal annual installments, on November 1, 2025, 2026, 2027 and 2028, subject to continued service.

Severance. The Carson Employment Agreement also provides that upon a termination of Ms. Carson’s employment by the Company without “cause” (and other than by reason of death or disability), her resignation for “good reason” or the timely delivery of a non-renewal notice by the Company (a “Qualifying Termination”), subject to Ms. Carson’s execution and non-revocation of a release and her compliance with the restrictive covenants set forth below:

(i)	the Company will continue to pay Ms. Carson her annual base salary for twelve (12) months following such Qualifying Termination (the “Carson Severance Period”), subject to offset for amounts received from other employment during the Carson Severance Period;

(ii)	all unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Ms. Carson that would have otherwise vested during the Carson Severance Period shall vest as of the date of such Qualifying Termination; and

(i)	all vested and outstanding Angi stock options and stock appreciation rights held by Ms. Carson as of the date of such Qualifying Termination shall remain outstanding and exercisable for eighteen (18) months from the date of such Qualifying Termination.

Restrictive Covenants. Pursuant to the Carson Employment Agreement, Ms. Carson is bound by covenants not to compete with Angi and its businesses nor solicit Angi employees or business partners during the term of her employment and the Carson Severance Period. In addition, Ms. Carson has agreed not to use or disclose any confidential information of Angi or its affiliates and to be bound be customary covenants relating to proprietary rights and the related assignment of such rights.

Ms. Carson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between her and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Appointment of Chief Growth Officer and Related Compensatory Arrangements

On October 15, 2024, Glenn Orchard, age 46, was appointed Chief Growth Officer of the Company, effective immediately (the “Orchard Effective Date”). In this role, Mr. Orchard will oversee the Company’s growth and marketing strategy and execution. Prior to this appointment, he served in the following marketing roles at the Company and its businesses: (i) from December 2023 to October 2024, as Senior Vice President of Digital and Growth of the Company, (ii) from October 2021 to date, as Chief Marketing Officer of Instapro Group, which consists of the businesses included within the Company’s International financial reporting segment, and (iii) from January 2018 to September 2021, as Chief Marketing Officer of MyBuilder, a leading home services marketplace in the United Kingdom included within the Company’s International financial reporting segment. Prior to joining the Company, from August 2011 to December 2017, Mr. Orchard held various marketing, commercial and e-commerce positions at Photobox Group, a European online photo print company (“Photobox”), most recently from May 2016 to December 2017 as Marketing, Analytics and Business Intelligence Group Director. Prior to his tenure at Photobox, he held various marketing, commercial and e-commerce positions at Dixons Retail, the former European consumer electronics dealer (since renamed Currys plc) from March 2003 to March 2011, most recently from May 2008 to March 2011 as Head of Commercial – Mobile, Broadband and Content.

In connection with Mr. Orchard’s appointment, on the Orchard Effective Date, the Company and Mr. Orchard agreed that Mr. Orchard shall be compensated in the manner described immediately below (the “Orchard Employment Arrangements”).

Compensation. Pursuant to the Orchard Employment Arrangements, Mr. Orchard will be eligible to receive an annual base salary (currently £330,000), discretionary annual cash bonuses (with a target of £150,000), equity awards and such other employee benefits as may be reasonably determined by the Committee. Mr. Orchard will also be eligible to receive tax equalization payments if he is subject to income or other taxation outside of the United Kingdom during his employment with the Company, grossed up for the impact of any tax withholding, and tax preparation services. In addition, as of the Orchard Effective Date, Mr. Orchard shall receive a grant of 400,000 Angi restricted stock units pursuant to the 2017 Plan, which award shall be scheduled to vest in four equal annual installments, on November 1, 2025, 2026, 2027 and 2028, subject to continued service.

Severance. Also pursuant to the Orchard Employment Arrangements, upon a Qualifying Termination of Mr. Orchard’s employment, subject to Mr. Orchard’s execution and non-revocation of a release and his compliance with the restrictive covenants set forth below:

(ii)	the Company will continue to pay Mr. Orchard his annual base salary for twelve (12) months following such Qualifying Termination (the “Orchard Severance Period”), subject to offset for amounts received from other employment during the Orchard Severance Period;

(ii)	all unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Orchard that would have otherwise vested during the Orchard Severance Period shall vest as of the date of such Qualifying Termination; and

(ii)	all vested and outstanding Angi stock options and stock appreciation rights held by Mr. Orchard as of the date of such Qualifying Termination shall remain outstanding and exercisable for eighteen (18) months from the date of such Qualifying Termination.

Restrictive Covenants. Pursuant to the Orchard Employment Arrangements, Mr. Orchard will be bound by covenants not to compete with Angi and its businesses nor solicit Angi employees or business partners during his employment and the Orchard Severance Period. In addition, Mr. Orchard has agreed not to use or disclose any confidential information of Angi or its affiliates and to be bound be customary covenants relating to proprietary rights and the related assignment of such rights.

Mr. Orchard has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angi Inc.

Dated: October 15, 2024	By:	/s/ Andrew Russakoff
Andrew Russakoff
Chief Financial Officer